PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

This Private Placement Warrants Purchase Agreement (this "Agreement") is made and entered into as of June 10 , 2022, by and between Landsea Homes Corporation, a Delaware corporation (the "Company") and Landsea Holdings Corporation, a Delaware corporation (the "Holder" and, together with the Company, the "parties").

RECITALS

A. The Holder owns 2,200,000 warrants originally issued in a private placement of the Company (the "Private Placement Warrants" and each, a "Private Placement Warrant") pursuant to that certain Sponsor Transfer, Waiver, Forfeiture and Deferral Agreement, dated as of August 31, 2020.

B. The Holder wishes to sell to the Company, and the Company wishes to purchase from the Holder, the Private Placement Warrants.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.1 Purchase and Sale of the Private Placement Warrants. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company shall purchase the Private Placement Warrants held by the Holder, free and clear of all Encumbrances (as defined below), for an aggregate purchase price of U.S.$6,600,000 (the "Purchase Price"), with U.S.$3 per Private Placement Warrant.

Section 1.2 Closing; Delivery. The sale and purchase of the Private Placement Warrants shall take place concurrently with the execution of this Agreement or at such other time or on such other date as the parties mutually may agree in writing (which time and place are designated as the "Closing"). At the Closing, (a) the Company shall deliver to the Holder an amount equal to the Purchase Price in immediately available funds and (b) the Holder will deliver, or caused to be delivered, to the Company all documentation related to the right, title and interest in and to all of the Private Placement Warrants under this Agreement in accordance with the instructions of the Company, and whatever documents of conveyance or transfer may be necessary or reasonably desirable to transfer to and confirm in the Company all right, title and interest in and to (free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto) the Private Placement Warrants.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder hereby represents and warrants to the Company as follows:

Section 2.1 Existence and Power.The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby does not and will not constitute or result in a breach, violation, conflict or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Holder is a party, whether written or oral, express or implied, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Holder or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Holder, except for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally, and (b) general principles of equity.

Section 2.3 Title to Private Placement Warrants. The Holder has good and valid title to the aggregate number of Private Placement Warrants, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, "Encumbrances"). The Holder has not, in whole or in part, (i) exercised, assigned, transferred, hypothecated, pledged or otherwise disposed of the Private Placement Warrants or its rights in such Private Placement Warrants, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Private Placement Warrants which would limit the Holder's power to transfer the Private Placement Warrants hereunder. The Private Placement Warrants pursuant to this Agreement are all of the Private Placement Warrants of the Company now held by the Holder or any of its affiliates issued and outstanding as of the date hereof.

Section 2.4 Receipt of Information.

(a) The Holder hereby represents and acknowledges that it is a sophisticated investor and that it has such knowledge and experience in financial and business matters and in making investment decisions regarding the sale of the Private Placement Warrants and of making an informed investment decision. The Holder represents and acknowledges that the Company may have material non-public information concerning the Company and its condition (financial and otherwise), results of operations, businesses, properties, plans and prospects and that such information could be material to the Holder's decision to sell the Private Placement Warrants or otherwise materially adverse to the Holder's interests. The Holder acknowledges and agrees that the Company shall have no obligation to disclose to it any such information and hereby waives

and releases, to the fullest extent permitted by law, any and all claims and causes of action it has or may have against the Company and its respective affiliates, officers, directors, employees, agents and representatives based upon, relating to or otherwise arising out of nondisclosure of such information or the sale of the Private Placement Warrants hereunder.

(b) The Holder has received all the information it considers necessary or appropriate for deciding whether to consummate the sale of the Private Placement Warrants on the terms provided by this Agreement. The Holder has had an opportunity to ask questions of and to receive answers from, the Company concerning the Company, the Private Placement Warrants and the transactions described in this Agreement. The Holder has had the opportunity to discuss with its legal, tax and other advisors the consequences of the transactions described in this Agreement and is not relying on the Company (or any agent or representative thereof) for any such matters. The Holder has not received, nor is it relying on, any representations or warranties from the Company or any of its directors, officers, subsidiaries or affiliates other than as provided herein, and the Company hereby disclaims any other express or implied representations or warranties with respect to itself.

Section 2.5 Brokers. No broker, finder or agent will have any claim against the Company for any fees or commissions in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Holder.

Section 2.6 Disclosure. None of the representations or warranties of the Holder contained in this Agreement or any related schedule, certificate or other document contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Holder as follows:

Section 3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware.

Section 3.2 Authority. The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and is legal, valid, binding and enforceable upon and against the Company.

Section 3.3 Brokers. No broker, finder or agent will have any claim against the Holder for any fees or commissions in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company.

ARTICLE IV
GENERAL PROVISIONS

Section 4.1 Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated. The Holder shall also pay any transfer, income, capital gains, stamp duty or other tax incurred by the Holder or otherwise payable as a result of the consummation of the transactions contemplated hereby. If the Company shall pay or be liable for any fee, expense, tax or liability described in this Section, the sum of all such payments or liabilities shall be paid by the Holder to the Company upon demand or the Company may reduce the Purchase Price accordingly.

Section 4.2 Further Assurances. The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

Section 4.3 Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

Section 4.4 Waiver. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof. Any such waiver by a party shall be valid only if set forth in writing by such party.

Section 4.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally or sent by e-mail, overnight courier or registered or certified mail, postage prepaid, to the address set forth below, or to such other address as may be designated in writing by such party:

if to the Company, to:

Landsea Homes Corporation
660 Newport Center Drive, Suite 300
Newport Beach, CA 92660
Attention: Chief Legal Officer
Email: ftenerelli@landseahomes.com

With a copy (which will not constitute notice) to:

Gibson Dunn & Crutcher LLP
3161 Michelson Drive,
Irvine, CA 92612-4412
Attention: Michael E. Flynn
Email: MFlynn@gibsondunn.com

if to the Holder, to:

Landsea Holdings Corporation
530 Lytton Ave, Suite 304
Palo Alto, CA 94301
Attn: Joanna Zhou
Email: zhouqin@landsea.cn

With a copy (which will not constitute notice) to:

Squire Patton Boggs (US) LLP
555 South Flower Street, 31st Floor
Los Angeles, CA 90071
Attn: James L. Hsu
Email: james.hsu@squirepb.com

Section 4.6 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 4.7 Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements and understandings and all prior and contemporaneous oral agreements, arrangements and understandings between the parties with respect to the subject matter of this Agreement. No party to this Agreement shall have any legal obligation to enter into the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

Section 4.8 Third-Party Beneficiaries. Nothing in this Agreement shall confer upon any person other than the parties and their respective successors and permitted assigns any right of any nature.

Section 4.9 Assignment; Successors. This Agreement may not be assigned by either party without the prior written consent of the other party, except that the Company may assign this Agreement to any of its affiliates. Subject to the preceding sentence, this Agreement will be binding upon the parties and their respective successors and assigns.

Section 4.10 Severability. If any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

Section 4.11 Counterparts. This Agreement may be executed in counterparts (including facsimile and electronic transmission counterparts), all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

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IN WITNESS WHEREOF, the Company and the Holder have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

LANDSEA HOMES CORPORATION

By: /s/ **John Ho**
Name: John Ho
Title: CEO

HOLDER:

LANDSEA HOLDINGS CORPORATION

By: /s/ **Qin Zhou**
Name: Qin Zhou
Title: CEO